SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 Amendment No. 1

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e) (2) )
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
--------------------------------------------------------------------------------
                 Name of Registrant as Specified in its Charter

--------------------------------------------------------------------------------
      Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check Appropriate Box):

[X] No fee required
[ ] Fee computed on table below per exchange Act Rules 14a-6 (i) (1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

   (5) Total fee paid:
--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

   (3) Filing Party:
--------------------------------------------------------------------------------

   (4) Date Filed:
--------------------------------------------------------------------------------

                                AMERICAN MORTGAGE
                               ACCEPTANCE COMPANY

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       on
                                  June 8, 2005

                              --------------------


                                                                  April 30, 2005


To the Shareholders of American Mortgage Acceptance Company:

     NOTICE IS HEREBY GIVEN THAT the 2005 annual meeting of the holders of the common shares of beneficial interest of American Mortgage Acceptance Company (our "Company") will be held on Wednesday, June 8, 2005 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York for the following purposes:

     (1) The election of five (5) trustees for a term of one year to expire at the 2006 annual meeting;

     (2) The approval of an amendment and restatement of our Company's Second Amended and Restated Declaration of Trust which reflects the following significant amendments:

             2a. the transfer of provisions with respect to our investment policy from our declaration of trust to our bylaws;


             2b. the transfer of provisions with respect to our debt policy from our declaration of trust to our bylaws; and

             2c. the transfer of provisions with respect to our operating procedures from our declaration of trust to our bylaws;

             2d. the reduction in the vote required to approve a conversion transaction or a roll-up from 80% to a majority vote.


     (3) The adjournment or postponement of the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the proposals;

     (4) The transaction of such other business as may properly come before the meeting.

     Our board of trustees recommends a vote "FOR" each of the proposals. The accompanying proxy statement contains additional information and should be carefully reviewed by shareholders.

     Our board of trustees has fixed the close of business on April 1, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                           By Order of the Board of Trustees

                                           /s/ Stuart J. Boesky

                                           Stuart J. Boesky
                                           President and Chief Executive Officer

IT IS MOST IMPORTANT THAT YOU SUBMIT YOUR PROXY EITHER BY MAIL OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY INTERNET OR MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                              --------------------

                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION


     The accompanying form of proxy is solicited on behalf of the board of trustees of American Mortgage Acceptance Company (which we refer to as our "Company," "we," "our" or "us") for use at the annual meeting of shareholders to be held Wednesday, June 8, 2005 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournment or postponement thereof. On or about April 30, 2005, we first mailed these proxy materials to holders of record of our common shares at the close of business on April 1, 2005. Our executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 317-5700).


     Common shares represented by properly executed proxy cards received by us at or prior to the annual meeting will be voted according to the instructions you indicate on the proxy card. If you do not give any instructions, the persons named on your signed proxy card intend to vote your common shares so represented "FOR" each of the proposals.

     You may revoke your proxy and reclaim your right to vote by (i) delivering to our secretary a written notice of revocation bearing a later date than the date of the proxy at or prior to the annual meeting, (ii) delivering to our secretary a duly executed, subsequently dated proxy with respect to the same common shares at or prior to the annual meeting, or (iii) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, constitute revocation. Any written notice revoking a proxy should be delivered at or prior to the annual meeting to the attention of the Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

     Our board of trustees recommends a vote "FOR" each of the proposals.

     As of April 1, 2005, approximately 8,336,803 common shares were outstanding, with each common share entitled to one vote on all matters that may come before the annual meeting.

                              QUESTIONS AND ANSWERS


Q:   Why am I receiving these proxy materials?

A:   You are receiving these proxy materials because you are a shareholder in our Company. Our board of trustees is asking for the right to vote your shares as your proxy or agent at the annual meeting of our shareholders. Your shares will be voted as you instruct on your proxy card at the annual meeting. This proxy statement discusses the issues to be voted on. Each share you own is entitled to one vote on each matter being voted on at the annual meeting.


Q:   What am I being asked to vote on?

A:   You are being asked to consider and vote upon the following proposals:


     (1) The election of five (5) trustees for a term of one year to expire in 2006;


     (2) The approval of an amendment and restatement of our Company's Second Amended and Restated Declaration of Trust which reflects the following significant amendments:


          a. the transfer of provisions with respect to our investment policy from our declaration of trust to our bylaws;


          b. the transfer of provisions with respect to our debt policy from our declaration of trust to our bylaws;

          c. the transfer of provisions with respect to our operating procedures from our declaration of trust to our bylaws; and

          d. the reduction in the vote required to approve a conversion transaction or a roll-up from 80% to a majority vote.


     (3) The adjournment or postponement of the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the proposals.


Q:   Who is being nominated for election as a trustee?


A:   The nominating committee of our board of trustees has nominated Stuart J.
Boesky, Alan P. Hirmes, Scott M. Mannes, Stanley R. Perla and Richard M. Rosan for election as trustees at the annual meeting. Additional information about each of the nominees is included under the heading "Proposal #1: Election of Trustees."


Q:   Why are we amending and restating the declaration of trust?


A:   When our Company was originally formed, it was our intention to operate as a closed-end, finite-life company to acquire government insured mortgage loans, utilizing only the proceeds from our initial capital raised and no indebtedness. When our Company was restructured to an infinite-life real estate investment trust (a "REIT") in 1999, our shareholders voted to amend our declaration of trust in order to accommodate our new business plan. These amendments included, among other changes, expanding the types of investments we could make and utilizing a defined amount of indebtedness to acquire higher yielding mezzanine and bridge loans and other real estate related investments. However, at the time of the restructuring, there were certain restrictions with respect to our operating procedures that were left in our declaration of trust that we now believe, after five years of operations as a public company, may no longer be applicable to our Company and in any event should be left to the discretion of our board of trustees. For these reasons, we are asking you to approve an amendment and restatement of our declaration of trust which will give our trustees powers substantially similar to those granted to directors of most public companies and allow our board to amend, without the need to solicit shareholder consent, the provisions that will be moved into the bylaws as deemed necessary and appropriate to effectively manage our business.



Although we recommend that you adopt all of the proposed amendments to our declaration of trust, we have divided the various amendments into four separate proposals, as more fully discussed in the next question.


Q:   What are the four (4) separate proposals to the declaration of trust that
I am being asked to vote on?

A:   You are being asked to approve amending and restating our declaration of trust by voting on the following four proposals:

          a. The transfer of provisions with respect to our investment policy from our declaration of trust to our bylaws. The first declaration of trust proposal, "Proposal #2a - The transfer of provisions with respect to our investment policy from our declaration of trust to our bylaws," is asking you to approve amending our declaration of trust to move Article VII - Investment Policy of our declaration of trust to our bylaws (with the exception of the provisions in Article VII that relate to our debt policy, which we are asking you to vote on separately in Proposal #2b). This amendment would permit our board of trustees to have discretion over any change to the Company's investment policy. We feel that transferring our investment policy to our bylaws will afford our Company needed flexibility in our continued operations and expanding business and also enable us to operate in a more efficient and economical manner by allowing our board of trustees to react quickly to changes in the competitive and regulatory conditions in which we operate.

          b. The transfer of provisions with respect to our debt policy from our declaration of trust to our bylaws. The second declaration of trust proposal, "Proposal #2b - The transfer of provisions with respect to our debt policy from our declaration of trust to our bylaws," is asking you to approve amending our declaration of trust to move our debt policy, which restricts the amount of indebtedness that we are permitted to incur, into our bylaws. Our declaration of trust currently limits our ability to incur indebtedness to (i) 100% of our total market value with respect to total indebtedness and (ii) 50% of our total market value with respect to indebtedness other than working capital indebtedness, trade payables and subordinated advisor fees. We are asking you to approve moving this restriction on indebtedness into our bylaws which will grant our board of trustees the discretion to determine, from time to time, our appropriate level of indebtedness. Although we have no immediate plans to increase the amount of our indebtedness beyond that currently permitted by our declaration of trust, moving the debt policy into our bylaws will provide us with greater flexibility and allow us to react quickly to changes in our industry.

          c. The transfer of provisions with respect to our operating procedures from our declaration of trust to our bylaws. The third declaration of trust proposal, "Proposal #2c - The transfer of provisions with respect to our operating procedures from our declaration of trust to our bylaws," is asking you to approve amending the declaration of trust to transfer certain provisions related to our operating procedures from the declaration of trust to our bylaws. These include, for example, provisions regarding meetings of shareholders, including quorum and voting mechanics; authority of our trustees, including resignation and removal procedures; appointments of our officers; the setting of record dates and voting procedures. It also includes references to the North American Securities Administrators Association ("NASAA") guidelines, which are no longer applicable to our Company. In light of our continuing growth and the manner in which our Company has changed since our declaration of trust was created, such an amendment would allow our board of trustees to exercise greater discretion and control over the operation of our Company and provide needed flexibility. Approving this proposal will give our board of trustees powers substantially similar to those granted to boards of most public companies and also allow our board to amend, without the need to solicit shareholders consent, these operating procedures as deemed necessary and appropriate to effectively manage our business.

          d. Reduction in the vote required to approve a conversion transaction or a roll-up from eighty percent (80%) to a majority vote. The fourth declaration of trust proposal, "Proposal #2d - Reduction in the vote required to approve a conversion transaction or a roll-up from eighty (80%) to a majority vote," is asking you to approve amending the declaration of trust to change the shareholder voting requirements for approval of certain exchange offers, mergers, consolidations, conversions, roll-ups or other similar transactions (collectively, "Conversion or Roll-Up Transactions") from eighty percent (80%) to a majority of the outstanding shares of our Company held by our shareholders. We believe the eighty percent (80%) approval requirement has the potential to unduly limit our ability to obtain approval of a Conversion or Roll-Up Transaction which may be in the best interest of the majority of our shareholders. If approved, this amendment would continue to permit our shareholders to exercise discretion over such transactions. However, undertaking a Conversion or Roll-Up Transaction will be less costly and our Company will have the ability to obtain such approval in a timely manner.

Q:   What is the effect of Proposals #2a, #2b and #2c which transfer provisions to the bylaws?

A. Three proposals, Proposal #2a, #2b and #2c, seek shareholder approval to transfer provisions which are currently set forth in our declaration of trust into our bylaws. The principal effect of this change will be to give our board of trustees the ability to amend, without the need to solicit shareholder consent, the transferred provisions as deemed necessary and appropriate to effectively manage our business. As a result, shareholders will no longer have a vote on whether or not certain investment policies and operating procedures can be changed, including various restrictions which currently limit the discretion of management and the board of trustees.

Q:   Has management discussed revising or eliminating the provisions relating to
Proposals #2a, #2b and #2c after they are moved to the bylaws?

A. While management has discussed with the board from time to time the elimination or revision of certain of these restrictions, neither management nor the board of trustees has a present intention to do so (other than the NASAA guidelines) , although, as noted above, the proposals would permit our board of trustees to take actions on its own that would previously have required shareholder approval if the board felt such changes were in the best interest of our shareholders and us.




Q:   What vote is required to approve the proposals?


A. The affirmative vote of the holders of a majority of the issued and outstanding common shares entitled to vote at the annual meeting at which a quorum is present is required to approve each of the amendments to our declaration of trust, other than Proposal #2d, which requires approval of 80% of our common shares outstanding.


         The affirmative vote of a plurality of the votes actually cast by shareholders, in person or by proxy, and entitled to vote at the annual meeting at which a quorum is present is required for the election of each of the trustee nominees. The affirmative vote of the holders of a majority of the common shares voting either in person or by proxy at the annual meeting is required to approve, if necessary, the extension of the solicitation period and the adjournment of the annual meeting.


     Abstentions and broker non-votes will have no effect on the vote for Proposals #1 and #3 because the vote required is a plurality and majority, respectively, of the votes actually cast (assuming the presence of a quorum). Abstentions and broker non-votes will be counted as votes against Proposals #2a, #2b, #2c and #2d.


Q:   Who is entitled to vote?

     A: Shareholders of record as of the close of business on April 1, 2005 are entitled to vote at the annual meeting.

Q:   Does holding my stock in a brokerage account affect my entitlement to vote?


A:   While your broker may vote your shares with respect to Proposals #1 and
#3 even if you do not instruct your broker how to vote, your broker may only vote your shares with respect to Proposals #2a, #2b, #2c and #2d if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. If your shares are held in the name of a broker, and you intend to attend the annual meeting and vote your shares in person, you must obtain a legal proxy, executed in your favor, from your broker to be able to vote at the annual meeting.


Q:   What if there are not enough votes to establish a quorum?


     A: If there are not enough votes to establish a quorum or to meet the voting requirement at the annual meeting, we may propose an adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies. Therefore, please note that, by delivering a proxy to vote at the annual meeting, you are also granting a proxy that can be voted in favor of any adjournments or postponements of the annual meeting.

Q. What do I need to do now?

     A: After reading this proxy statement, complete, sign and mail the enclosed proxy card in the enclosed return envelope as soon as possible. In the alternative, you may also submit a proxy on the Internet by following the instructions on the enclosed proxy card. To submit a proxy on the Internet, log on to the Internet and go to http://www.eproxyvote.com/amc, enter your authentication number which can be found in the grey shaded box on the proxy card and follow the directions outlined on the secure website. Even if you plan to attend the annual meeting in person, we urge you to return your proxy card to assure the representation of your shares at the annual meeting.

Q:   Can I change my vote after I have mailed my signed proxy card?

     A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting. You may do this in one of three ways. First, you can send us a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in "street name" and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:   Do I have dissenters' rights?

     A: No dissenters' rights apply to any matter to be acted upon at this annual meeting.

Q:   How does the board of trustees recommend that I vote?

     A:  Our board of trustees unanimously recommends that you vote:

          "FOR" The election of five (5) trustees for a term of one year to expire in 2006; and

          "FOR" The approval of an amendment and restatement of our Company's Second Amended and Restated Declaration of Trust which reflects the following significant amendments:

               a. the transfer of provisions with respect to our investment policy from our declaration of trust to our bylaws;


               b. the transfer of provisions with respect to our debt policy from our declaration of trust to our bylaws;

               c. the transfer of provisions with respect to our operating procedures from our declaration of trust to our bylaws; and

               d. the reduction in the vote required to approve a conversion transaction or a roll-up from 80% to a majority vote.


          "FOR" The adjournment or postponement of the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the proposals.

Q:   Who can help answer my questions?

     A: If you would like additional copies of this proxy statement, or if you would like to ask any additional questions, you should contact:


                                The Altman Group
                              1200 Wall Street West
                               Lyndhurst, NJ 07071
                               Attn: Fred Bonnell
                                 (201) 806-7319
                                       or
                      American Mortgage Acceptance Company
                               625 Madison Avenue
                            New York, New York 10022
                               Attn: Brenda Abuaf
                                 (212) 317-5700

                          PROPOSALS BEFORE THE MEETING

Proposal #1: Election of Trustees

     At the annual meeting, five trustees are to be elected for one-year terms expiring in 2006. All of the nominees are currently trustees of our Company. Trustees are elected by a plurality of the votes cast (assuming the presence of a quorum consisting of a majority of holders of our common shares, whether present in person or by proxy).

     Unless holders of our common shares otherwise specify, the common shares represented by duly executed proxies will be voted "FOR" the indicated nominees for election as trustees. Our board of trustees has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a trustee if elected. However, in the event that any nominee should be unable or unwilling to serve, the common shares represented by proxies received will be voted for another nominee selected by our board of trustees. Our board of trustees recommends a vote "FOR" each of the listed nominees.

     The following table sets forth information with respect to each nominee nominated to serve as a trustee for a term to expire in 2006.

Name of
Trustee/
Nominee for
Election         Age                     Principal Occupation
--------------------------------------------------------------------------------
Stuart J.         48    Mr. Boesky is Chairman,  President  and Chief  Executive
Boesky                  Officer  of  our  Company  and  is a  Director  and  the
                        President   of  Related  AMI   Associates,   Inc.   (our
                        "Advisor").  Mr.  Boesky  is also  the  Chief  Executive
                        Officer and a Managing Trustee of CharterMac (AMEX:CHC),
                        Chairman  of  CharterMac  Mortgage  Capital  Corporation
                        ("CharterMac Mortgage Capital") and Managing Director of
                        Related Capital Company LLC ("RCC"), two of CharterMac's
                        subsidiaries.   Mr.  Boesky  is   responsible   for  our
                        strategic  planning  and new  business  development.  He
                        oversees  all of  CharterMac's  and our  Company's  debt
                        products, including CharterMac's portfolio investing and
                        mortgage banking operations,  capital markets, strategic
                        planning  and  new  product   development.   Mr.  Boesky
                        practiced real estate and tax law with the law firm of Shipley & Rothstein from 1984-1986, when he joined RCC.
                        From 1983-1984, he practiced law with the Boston office of Kaye, Fialkow, Richman and Rothstein. Previously, Mr.
                        Boesky was a consultant at the accounting firm of Laventhol & Horwath. Mr. Boesky graduated with high honors from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law.
                        Mr. Boesky is a regular speaker at industry conferences and on television. Mr. Boesky is also a member of the board of directors of the National Association of Affordable Housing Lenders and the Investment Program
                        Association.

Alan P.           50    Mr.  Hirmes is a managing  trustee  and Chief  Financial
Hirmes                  Officer of our Company  and is a Director  and the Chief
                        Financial  Officer  and a Senior Vice  President  of our
                        Advisor.  Mr.  Hirmes is also a  Managing  Trustee,  the
                        Chief Operating  Officer and Chief Financial  Officer of
                        CharterMac, the President of RCC and a Board member of CharterMac Mortgage Capital. Mr. Hirmes is responsible for managing the overall administration of CharterMac, RCC and the Company, as well as any new initiatives or special projects. In addition, Mr. Hirmes oversees RCC's finance and accounting, human resources, information technology and investor services departments and the joint venture development program. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Mr.
                        Hirmes currently serves as Chairman Emeritus of the Affordable Housing Tax Credit Coalition, a national organization dealing with issues relating to the Tax
                        Credit  Program.  He is also a  member  of the  Advisory
                        Board  of the Low  Income  Housing  Tax  Credit  Monthly
                        Report and of the National Housing Conference, and he serves on the Executive Board of the National Multi
                        Housing  Council.  Prior to joining RCC in October 1983,
                        Mr. Hirmes was employed by Weiner & Co., certified public accountants, where he specialized in real estate and partnership taxation. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree.

Scott M.          45    Mr. Mannes is an independent trustee of our Company. Mr.
Mannes                  Mannes is a Managing  Director  of the  Norseman  Group,
                        LLC,  which  is a credit  focused  mezzanine  lender  to
                        single tenant property  owners.  Prior to Norseman,  Mr.
                        Mannes was a principal  of  Drawbridge  Capital,  LLC, a
                        company providing  consulting  services to specialty and
                        consumer  finance  companies.  Prior to Drawbridge,  Mr.
                        Mannes  was a key  participant  in the  development  and
                        evolution of the investment banking and merchant
                        banking   operations  during  his  nine-year  tenure  at
                        ContiFinancial Corporation, most notably as Co-President
                        of ContiFinancial Services Corporation. Prior to joining
                        ContiFinancial  in 1990,  Mr.  Mannes  spent seven years
                        with Financial Guaranty  Insurance  Company,  developing
                        the first  financial  guaranties  applied  to  sub-prime
                        mortgage loan securitizations.  Mr. Mannes is a graduate
                        of State University of New York at Albany and received a
                        Master  of  Public   Administration   degree   from  the
                        Rockefeller  School of Public Affairs and Policy at SUNY
                        Albany. Mr. Mannes is a member of the audit committee, the chairman of the nominating and governance committee and a member of the compensation committee.

Stanley R.        61    Mr. Perla is an independent trustee of our Company.  Mr.
Perla                   Perla, a licensed Certified Public Accountant,  was with
                        the firm of Ernst & Young LLP for 35 years,  the last 25
                        of which he was a partner. His area of expertise for the
                        past  40  years  was  real  estate,   and  he  was  also
                        responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young's National
                        Director of Real Estate Accounting,  as well as on Ernst
                        & Young's National Accounting and Auditing Committee. He is an active member of the National Association of Real
                        Estate Investment Trusts and the National Association of
                        Real Estate Companies. Mr. Perla also served on the real estate committees of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. He is currently on the Board of Trustees and Chairman of the Audit Committee of Lexington Corporate Properties Trust
                        (NYSE:LXP) and is a Vice President and the Director of Internal Audit of Vornado Realty Trust. Mr. Perla is the chairman of the audit committee and is a member of the nominating and governance committee.

Richard M.        63    Mr. Rosan is an  independent  trustee of our Company and
Rosan                   is the President of the Urban Land Institute  ("ULI"), a
                        post he has held since  1992.  ULI,  a globally  focused
                        organization  with an  international  membership of over
                        20,000  real estate  professionals,  is  considered  the
                        preeminent  "think  tank"  in land use  development.  In
                        addition to the duties of leading ULI, Mr. Rosan is also
                        the President of the ULI Foundation,  the  philanthropic
                        arm of ULI. Mr. Rosan is an architect  and Fellow of the
                        American  Institute of Architects.  Prior to his service
                        at ULI,  Mr.  Rosan  spent 22 years in New York  City in
                        several capacities,  including 12 years with the City of
                        New York, ending as its Economic  Development  Director,
                        six years as  President  of the Real Estate Board of New
                        York, and five years in the private development business
                        working as Project  Director  on several  large New York
                        City development  projects.  Mr. Rosan holds a B.A. from
                        Williams College and a Masters of Architecture  from The
                        School   of    Architecture   at   the   University   of
                        Pennsylvania.  He completed  Post Graduate work in Urban
                        Planning at the  University of Cambridge,  England.  Mr.
                        Rosan is a member of the audit committee and the chairman of the compensation committee.

Proposal #2:  Amending and Restating our Declaration of Trust

     Introduction


     Our board of trustees has approved, and recommends that you authorize them to adopt and execute, an amended and restated declaration of trust of our Company pursuant to Proposals #2a through #2d, below. The amended and restated declaration of trust, which will be in the form attached to this proxy statement as Appendix A, has been marked to show changes from our existing declaration of trust.


     The changes reflected in the amendment and restatement will, among other matters:

     o transfer provisions with respect to our investment policy to our bylaws;


     o transfer provisions with respect to our debt policy to our bylaws;


     o transfer provisions with respect to our operating procedures to our bylaws; and

     o lower the shareholder approval percentage (from 80% to a majority) for approval of certain exchange offers, mergers, consolidations, conversions, roll-ups or other similar transactions.

     Overview of Reasons for Proposed Changes

     When our Company was originally formed in 1993, it was our intention to operate as a closed-end, finite-life real estate investment trust ("REIT") that would acquire government insured mortgage loans, utilizing only the proceeds from our initial capital raise and no indebtedness. When we were restructured to an infinite-life company in 1999, our shareholders voted to amend our declaration of trust in order to accommodate our new business plan, which included, among other changes, expanding the types of investments we could make and utilizing a defined amount of indebtedness to acquire higher yielding mezzanine and bridge loans and other real estate related investments. However, at the time of the restructuring, there were certain restrictions with respect to our operating procedures that were left in our declaration of trust that we now believe, after five years of operations as a public company, may no longer be applicable to our Company and in any event should be left to the discretion of our board of trustees.

     Many of these restrictions do not reflect the nature of our current business plan and are based upon the guidelines of the North American Securities Administrators Association ("NASAA"), which were applicable when we were a non-listed entity. We are no longer required by law to be encumbered by those restrictions.

     For these reasons, we are asking you to approve an amendment and restatement of our declaration of trust. By doing so, our trustees will be given powers substantially similar to those granted to directors of most public companies. It will also allow our board of trustees to amend, without the need to solicit shareholder consent, the provisions that will be moved into the bylaws as deemed necessary and appropriate to effectively manage our business. We feel this will enable us to operate in a more efficient and economical manner by allowing our board of trustees to react quickly to changes in the competitive and regulatory environment in which we operate. If the various proposals included in the amendment and restatement of our declaration of trust are not approved, we may be at a competitive disadvantage if business opportunities arise in the future which would otherwise require us to obtain shareholder approval prior to consummating such a transaction.

     Recommendation


     Our board of trustees recommends that you authorize them to adopt and execute an amended and restated declaration of trust of our company by voting "FOR" Proposals #2a, #2b, #2c and #2d set forth below. Each of these proposals requires the approval of a majority of our common shares outstanding, other than Proposal #2d which requires approval of 80% of our common shares outstanding.


     Principal Effects and Risks of the Proposals

     The following discusses the principal effects and risks of the proposals:


     Loss of Shareholder Approval. Three of the proposals, Proposals #2a, #2b and #2c, seek shareholder approval to transfer provisions which are currently set forth in our declaration of trust into our bylaws. The principal effect of this change will be to give our board of trustees the ability to amend, without the need to solicit shareholder consent, the transferred provisions as deemed necessary and appropriate to effectively manage our business. As a result, shareholders will no longer have a vote on whether or not certain investment policies and operating procedures can be changed, including various restrictions which currently limit the discretion of management and the board of trustees. While management has discussed with the board from time to time the elimination or revision of certain of these restrictions, neither management nor the board of trustees has a present intention to do so, although, as noted above, the proposals would permit our board of trustees to take actions on its own that would previously have required shareholder approval if the board felt such changes were in the best interest of our shareholders and us.


     If the proposals are approved, some of the more significant restrictions which will be moved into our bylaws and, therefore, will no longer require shareholder approval to change include the following:

     o Debt Limitation. Our declaration of trust currently restricts our ability to incur indebtedness in excess of a set limitation. The present debt limitation is set at (i) 100% of our total market value with respect to total indebtedness and (ii) 50% of our total market value with respect to indebtedness other than working capital indebtedness, trade payables and subordinated advisor fees. We have no present intention to revise this limitation as it has provided us with significant flexibility to implement our business plan as currently formulated.

     o Specified Investments. Our declaration of trust currently provides that 40% of our new investments be of the type we originally invested in prior to our restructuring in 1999. We expect to continue to maintain approximately 40% of our investments in government insured or guaranteed investments, primarily through the acquisition of Government National Mortgage Association ("GNMA" or "Ginnie Mae") and Federal National Mortgage Association ("FNMA" or "Fannie Mae") mortgage-backed securities and pass-through certificates.

     o NASAA Guideline Limitations. Our declaration of trust currently provides that our Advisor's compensation is determined in accordance with the NASAA guidelines. Furthermore, unless approved by our independent trustees, our total operating expenses may not exceed the greater of (i) 2% of our average invested assets and (ii) 25% of our net income. We have never exceeded the foregoing limitations.

     In addition to the provisions which contain various restrictions that would be moved to the bylaws, the proposals also contemplate that the more mundane provisions that are typically found in the bylaws of public companies would be moved from the declaration of trust to the bylaws. These include, for example, provisions regarding meetings of shareholders, including quorum and voting mechanics; authority of our trustees, including resignation and removal procedures; appointments of our officers; the setting of record dates and voting procedures.

     Increased Financing Risk. If our Investment Policy is moved into our bylaws and our board determines to increase our financing, the following risks of leverage already present will be increased:

     o we could lose our interests in assets given as collateral for secured borrowings or leverage if the required repayments are not made when due;

     o our cash flow from operations may not be sufficient to retire these obligations as they mature, making it necessary for us to either refinance these obligations prior to maturity or to raise additional debt and/or equity or dispose of some of our assets to retire the obligations which could have an adverse effect on the amount of cash available for distribution to our shareholders; and

     o there can be no assurance as to the availability, or the terms and conditions, of any financing needed by us to refinance borrowings.


     Less Control by Minority Shareholders. Proposal #2d seeks shareholder approval to lower the required percentage (from 80% to a majority) for approval of certain exchange offers, mergers, consolidations, conversions, roll-ups or other similar transactions ("Conversion or Roll-Up Transactions"). The principal effect of this change would be a reduction in the voting requirement for us to seek approval for a Conversion or Rollup Transaction which would have a direct impact on the ability of a minority shareholder to block such a transaction. As a result, even though our shareholders would exercise discretion over such transactions, it will no longer be as difficult for us to obtain the vote to pursue a Conversion or Roll-up Transaction.

     Proposal #2a:  Transfer Provisions with Respect to our Investment Policy to our Bylaws


     Our board of trustees has approved, and recommends that you authorize them to adopt and execute, an amended and restated declaration of trust of our Company, which would, among other things, move Article VII - Investment Policy of the declaration of trust to our bylaws (with the exception of the provisions in Article VII that relate to our debt policy, which we are asking you to vote on separately in Proposal #2b). Presently, any amendment to our declaration of trust and, therefore, changes to our investment policy requires the approval of our shareholders. Obtaining shareholder approval for such amendments is often costly and time-consuming. We have also surveyed other public REITs and determined that most public companies and similarly situated REITs provide for director discretion with respect to investment policy. We feel that moving our investment policy into our bylaws would enable us to operate in a more efficient and economical manner by allowing our board of trustees to react quickly to changes in the competitive and regulatory environment in which we operate.


     For example, in recent years, we have expanded our business plan and undertaken a growing variety of investments in real estate including diversifying outside of multifamily residential to include commercial opportunities. While such investments are currently permitted by our declaration of trust, we wish to move the provision to our bylaws so that if necessary, our board can alter the provision in order to take full advantage of investment opportunities that are within our core competency as soon as such opportunities are presented.

     By transferring our investment policy to our bylaws, we would be giving our board the needed flexibility in our continued operations and expanding business. It would also enable us to operate in a more efficient and economical manner by allowing our board of trustees to react quickly to changes in the competitive and regulatory conditions in which we operate.

     For these reasons, we are asking you to approve shifting the investment policy of our Company into our bylaws. A copy of our Amended and Restated Bylaws has been attached to this proxy as Appendix B.



Proposal #2b:  Transfer Provisions with Respect to our Debt Policy to our Bylaws

     Our board of trustees has approved, and recommends that you authorize them to adopt and execute, an amended and restated declaration of trust of our Company, which would, among other things, move our debt policy to our bylaws.

     Our declaration of trust currently restricts our ability to incur indebtedness in excess of a set limitation. The present debt limitation is set at (i) 100% of our total market value with respect to total indebtedness and
(ii) 50% of our total market value with respect to indebtedness other than working capital indebtedness, trade payables and subordinated advisor fees. We are asking you to approve moving this restriction on indebtedness to our bylaws which will grant our board of trustees the discretion to determine, from time to time, our appropriate level of indebtedness.

     Although we have no immediate plans to increase the amount of our indebtedness beyond that currently permitted by the declaration of trust, granting the board of trustees discretion with respect to such decisions will provide us with greater flexibility and allow us to react quickly to changes in our industry. In addition, we have surveyed other public mortgage REITs and determined that most similarly situated REITs grant the board discretion with respect to indebtedness limitations.

     For these reasons, we are asking you to approve shifting provisions related to the debt policy of our Company into our bylaws. A copy of our Amended and Restated Bylaws has been attached to this proxy as Appendix B.

     Proposal #2c: Transfer Provisions with Respect to our Operating Procedures to our Bylaws


     Our board of trustees has approved, and recommends that you authorize them to adopt and execute, an amended and restated declaration of trust of our Company, which would, among other things, transfer certain provisions related to our operating procedures from our declaration of trust to our bylaws. These include, for example, provisions regarding meetings of shareholders, including quorum and voting mechanics; authority of our trustees, including resignation and removal procedures; appointments of our officers; the setting of record dates and voting procedures. It also includes references to the NASAA guidelines, which were only applicable when we were a non-listed company.

     In light of our continuing growth and the manner in which our Company has changed since our declaration of trust was created, such an amendment would allow our board of trustees to exercise greater discretion and control over the operation of our Company and provide needed flexibility. For example, our declaration of trust currently contains restrictions as set by the NASAA guidelines which limits the amount we may compensate our advisor. It also contains restrictions, also set by the NASAA guidelines, which does not permit our total operating expense to exceed the greater of (i) 2% of our average invested assets and (ii) 25% of our net income. While we have never exceeded the foregoing limitations, we are no longer required by law to be encumbered with the NASAA restrictions and feel that moving these to our bylaws would put our board of trustees in a position to amend, should it in the future determine it is in our best interest and without the need to solicit shareholders consent, these operating procedures as deemed necessary and appropriate to effectively manage our business.

     For these reasons, we are asking you to approve an amendment to our declaration of trust that would transfer certain provisions related to our operations to our bylaws. A copy of our Amended and Restated Bylaws has been attached to this proxy as Appendix B.


     Proposal #2d: Amendment to the Shareholder Voting Requirements for Approval of Conversion Transactions or Roll-Ups


     Our board of trustees has approved, and recommends that you authorize them to adopt and execute, an amended and restated declaration of trust of our Company, which would, among other things, amend the shareholder voting requirements for approval of certain Conversion or Roll-Up Transactions.

     Presently, Conversion or Roll-Up Transactions require the approval of the holders of eighty percent (80%) of the outstanding shares of our Company. We propose to reduce this eighty percent (80%) approval requirement to a majority of the outstanding shares of our Company held by our shareholders in order to authorize a Conversion or Roll-Up Transaction.

     The eighty percent (80%) approval requirement currently provided for in our declaration of trust has the potential to unduly limit our Company's ability to obtain approval of a Conversion or Roll-Up Transaction, as our Company has a broad and diverse shareholder base with many shareholders owning small amounts of our shares. In addition, the current declaration of trust provides for the approval of the holders of a majority of the shares outstanding for all other major decisions with respect to our Company. If approved, this amendment would continue to permit our shareholders to exercise discretion over such transactions; however, undertaking a Conversion or Roll-Up Transaction would be less costly and our Company would have the ability to obtain such approval in a timely manner.

     For these reasons, we are asking you to approve the amendment of the voting requirements for approval of Conversion or Roll-Up Transactions as described above.

     Comparison of Provisions of Our Existing Declaration of Trust to the Proposed Amended and Restated Declaration of Trust


         Set forth below is a comparison of our existing declaration of trust to the proposed amended and restated declaration of trust showing the provisions that will be modified if Proposals #2a, #2b, #2c and #2d are approved by our shareholders. The comparison (and the discussion above) are summaries and you should not assume they are complete. You should read the form of Third Amended and Restated Declaration of Trust which is attached to this proxy as Appendix A for a complete description of the proposed changes.




          Topic                       Existing Declaration of Trust                     Amended Declaration of Trust
--------------------------    -----------------------------------------------    -------------------------------------------

Annual Meetings of            o  Annual meeting of shareholders for              o  Unchanged, however mechanics
Shareholders                     the election of trustees and for other             moved to the bylaws.
                                 business not less than 30 days after
                                 delivery of the annual report, but not
                                 later than June 30 of each year.

Other Meetings of the         o  Meetings of shareholders for any                o  Unchanged, however mechanics
Shareholders                     purpose held at such time and place as             moved to the bylaws.
                                 shall be stated in the notice of the
                                 meeting.

Shareholder Voting            o  Each shareholder entitled to vote in            o  Unchanged, however mechanics
                                 accordance with the declaration of trust           moved to the bylaws.
                                 shall be entitled to one vote for each
                                 share (i) at a meeting, in person, by
                                 written


          Topic                       Existing Declaration of Trust                     Amended Declaration of Trust
--------------------------    -----------------------------------------------    -------------------------------------------
                                 proxy or by a signed writing or consent or (ii)
                                 without a meeting, by a signed writing or
                                 consent.

                              o  All elections for trustees decided              o No change.
                                 by plurality vote provided that at least a
                                 majority of the outstanding shares cast a vote
                                 in such election.

                              o  All other questions decided by a                o No change.
                                 majority of votes cast at a meeting at which a
                                 quorum is present or a majority of outstanding
                                 shares cast, without a meeting.

                              o  None of the Advisor, the trustees               o  No change.
                                 nor their affiliates may vote any shares
                                 held by them on matters submitted to the
                                 shareholders regarding (a) the removal of
                                 the Advisor, the trustees or their
                                 affiliates; or (b) any transaction between
                                 the Company and the Advisor, the trustees
                                 or their affiliates.

Inspection of Elections       o  Procedures for the inspection of                o  Moved to bylaws.
                                 elections and duties of the inspector.

Access to Records             o  Procedures for the inspection of                o  Unchanged, however mechanics
                                 records of the Company.                            moved to the bylaws.

List of Shareholders          o  Procedures for maintaining a list of            o  Moved to bylaws.
                                 shareholders and for making such list
                                 available to shareholders.

Quorum                        o  The presence, in person or by proxy,            o  Moved to bylaws.
of Shareholders                  of shareholders holding a majority of the
                                 outstanding shares of the Company entitled to
                                 vote, shall constitute a quorum.

                              o  Procedures for adjourning meetings              o  Moved to bylaws.
                                 in the event a quorum is not present
                                 and conducting business in such adjourned
                                 meeting.

Special Meetings of the       o  Procedures for calling for a special            o  Moved to bylaws.
Shareholders                     meeting of the shareholders.


          Topic                       Existing Declaration of Trust                     Amended Declaration of Trust
--------------------------    -----------------------------------------------    -------------------------------------------
Notice of Shareholder         o  Provisions regarding the procedures             o  Moved to bylaws.
Meetings                         for providing notice to shareholders of an
                                 annual or special meeting of the
                                 shareholders.

Business Transacted at        o  No business other than that stated              o  Moved to bylaws.
Shareholder Meetings             in the notice shall be transacted at any
                                 meeting without the unanimous consent of
                                 all the shareholders entitled to vote
                                 thereat.

Number of Trustees            o  The number of trustees shall be not             o  No change.
                                 less than three nor more than nine and a
                                 majority of trustees shall at all times be
                                 independent trustees.


Nomination, Election and      o  Trustees shall be elected at the                o  No change.
Term of Trustees                 annual meeting of the shareholders

                              o  Each trustee shall serve a term of              o  No change.
                                 one year.

                              o  Provisions regarding the qualification of       o  Moved to bylaws.
                                 trustees and the board of trustees.

                              o  Provisions regarding the nomination             o  Moved to bylaws.
                                 of trustees by the board of trustees and
                                 shareholders.


Authority and                 o  Provisions regarding general                    o  No change.
Responsibility of                responsibility and authority of the
Trustees                         trustees.

                              o  Provisions regarding specific and               o  Moved to bylaws.
                                 special authority of the board of
                                 trustees.

                              o  Provisions regarding limitations and            o  Moved to bylaws.
                                 suitability of available business
                                 opportunities to the trustees.


Resignation and Removal       o  Provisions regarding the resignation            o  Moved to bylaws.
of Trustees                      of trustees.

                              o  Trustees may be removed for cause,              o  Moved to bylaws.
                                 by action of the majority of the board of
                                 trustees.


          Topic                       Existing Declaration of Trust                     Amended Declaration of Trust
--------------------------    -----------------------------------------------    -------------------------------------------
                              o  Trustees may be removed, with or                o  No change.
                                 without cause, by a vote of the holders of
                                 a majority of outstanding shares entitled
                                 to vote.

Vacancies                     o  Newly created trusteeships or                   o  Unchanged, however mechanics
                                 vacancies occurring in the board of                relating to trustees filling vacancies
                                 trustees for any reason except the removal         moved to the bylaws.
                                 of trustees by shareholders filled by vote
                                 of a majority of the trustees, although
                                 less than a quorum exists.

                              o  Vacancies as a result of the removal            o  No change.
                                 of trustees by shareholders shall be
                                 filled by shareholders.

                              o  Provisions regarding the vesting of             o  Moved to bylaws.
                                 the right, title and interest of the
                                 trustees in and to the assets of the
                                 Company in successor and additional
                                 trustees.

Action by the Trustees        o  Provisions regarding the ability of             o  Moved to bylaws.
                                 the trustees to take action at a meeting.

                              o  Provisions regarding the ability of             o  Moved to bylaws.
                                 the trustees to take action without a
                                 meeting.

Compensation of               o  Provisions regarding the                        o  Moved to bylaws.
Trustees                         compensation of the Trustees.


Meetings of                   o  Trustees may participate in meetings            o  Moved to bylaws.
Trustees/Action                  by means of conference telephone or similar
without Meeting                  communications equipment and may take
                                 action by written consent.


Appointment of                o  Provisions regarding the board of               o  Moved to bylaws.
Executive Committee              trustees' ability to appoint an Executive
                                 Committee and delegate certain duties
                                 thereto.

Officers                      o  Provisions regarding the election,              o  Moved to bylaws.
                                 appointment and duties of the officers of
                                 the Company.


Advisor                       o  Provisions with respect to appointment of       o  No change.


          Topic                       Existing Declaration of Trust                     Amended Declaration of Trust
--------------------------    -----------------------------------------------    -------------------------------------------
                                 an Advisor of the Company.

                              o  All provisions with respect to                  o  Moved to bylaws.
                                 Advisor compensation and contract renewal.

Exculpation and               o  All provisions with respect to the              o  No change.
Indemnification                  exculpation and indemnification of the
                                 trustees and officers.

Investment Policy             o  All provisions with respect to the types of     o  Moved to bylaws.
                                 investments entered into by the Company and
                                 limitations on such investments.

Debt Limitation               o  The Company is authorized to incur              o  Moved to bylaws.
                                 indebtedness up to (i) 100% of its total
                                 market value, with respect to total
                                 indebtedness and (ii) 50% of its total
                                 market value, with respect to indebtedness
                                 other than working capital indebtedness,
                                 trade payables and subordinated advisor
                                 fees.

Shares                        o  Certificates evidencing shares;                 o  Moved to bylaws.
                                 share ledger; procedure for transferring
                                 shares.

                              o  All other share provisions.                     o  No change.

Miscellaneous                 o  Description and use of the Company seal.        o  Moved to bylaws.

                              o  The fiscal year of the Company shall            o  Moved to bylaws.
                                 be determined by resolution of the Board
                                 of Trustees.

                              o  All checks, drafts or other orders              o  Moved to bylaws.
                                 for the payment of money, etc. shall be
                                 signed by such officer(s), or agent(s) of
                                 the Company, and in such manner, as
                                 determined by resolution of the board of
                                 trustees.

                              o  Provisions with respect to delivery             o  Moved to bylaws.
                                 of notices and waivers of notice.

                              o  The declaration of trust shall be               o  No change.
                                 binding upon all successors and assigns of
                                 the


          Topic                       Existing Declaration of Trust                     Amended Declaration of Trust
--------------------------    -----------------------------------------------    -------------------------------------------
                                 trustees and the shareholders.

                              o  Inspection of books and records of              o  No change.
                                 the Company shall be permitted to the
                                 extent permitted by applicable law, unless
                                 broader rights are granted under the
                                 bylaws.

                              o  Provision regarding severability and            o  No change.
                                 applicable law.

Duration, Amendment and       o  All provisions regarding the                    o  No change - Except as noted
Termination                      duration, amendment or termination of the          below.
                                 Company.

                              o  Amendment to provisions regarding               o  Amendment to provisions
                                 the approval of certain conversion                 regarding the approval of certain
                                 transactions requires the vote of 80% of           conversion transactions requires the
                                 the holders of the outstanding shares.             vote of a majority of the holders of
                                                                                    the outstanding shares.

Excess Shares                 o  All provisions regarding Excess                 o  No change.
                                 Shares (as defined in the declaration of
                                 trust).

Conversion                    o  The approval of the holders of 80%              o  The approval of the holders of a
Transactions                     of the shares and the unanimous approval           majority of the shares and the
                                 of the independent trustees shall be               unanimous approval of the independent
                                 required for certain exchange offers,              trustees shall be required for certain
                                 mergers, consolidations or similar                 exchange offers, mergers,
                                 transactions.                                      consolidations or similar transactions.

Roll-Up Transactions          o  All provisions relating to Roll-Ups             o  No change - Except as noted
                                 (as defined in the declaration of trust).          below.

                              o  The Company shall not participate in any        o No change except to add reference to
                                 Roll-Up that results in the Shareholders          the Bylaws.
                                 having rights to receive reports that are less
                                 than those provided in the declaration of
                                 trust.

                              o  The Company shall not participate in any        o No change except to add reference to
                                 Roll-Up that results in the investors of the      the Bylaws.
                                 Roll-Up entity having rights of access to
                                 records of the Roll-Up entity that are less
                                 than those provided in the declaration of
                                 trust.

                                   MANAGEMENT

     Our board of trustees directs the management of the business of our Company but retains our Advisor to manage our day-to-day affairs. Our Advisor is indirectly owned by CharterMac. Our board of trustees delegates to our Advisor responsibilities with respect to, among other things, overseeing our portfolio of assets and acquiring and disposing of investments.

Meetings and Attendance

     During 2004, our board of trustees held twelve meetings, the audit committee held five meetings, the compensation committee held two meetings and the nominating and governance committee held two meetings. The average attendance in the aggregate of the total number of board of trustees and committee meetings was 91%, and no trustee attended fewer than 75% of the aggregate of all meetings of the board of trustees and applicable committee meetings.

     Our Company does not have a formal policy requiring trustees to be present at annual meetings, although we do encourage their attendance. All of our trustees attended the 2004 annual meeting.

Trustees and Executive Officers

     The trustees and executive officers of our Company are as follows:


                                                                                         Year First Became
Name                  Age                          Office Held                            Officer/Trustee     Term Expires
----------------------------------------------------------------------------------------------------------------------------
Stuart J. Boesky      48   Chairman of the Board, Chief Executive Officer and President         1991              2005
Alan P. Hirmes        50   Managing Trustee and                                                 1991              2005
                           Chief Financial Officer
Scott M. Mannes       45   Managing Trustee (Independent)                                       2001              2005
Stanley R. Perla      61   Managing Trustee (Independent)                                       2004              2005
Richard M. Rosan      63   Managing Trustee (Independent)                                       2004              2005
John A. Garth         47   Chief Operating Officer and Senior Vice President                    2004               --
Denise L. Kiley(1)    45   Senior Vice President                                                1999               --
Marc D. Schnitzer     44   Senior Vice President                                                1999               --
(1) On March 23, 2005, we announced Ms. Kiley's intention to retire in 2005

     Biographical information with respect to Messrs. Boesky, Hirmes, Mannes, Perla and Rosan is set forth under "PROPOSALS BEFORE THE MEETING; Proposal #1:
Election of Trustees" above.

     JOHN A. GARTH is Chief Operating Officer and a Senior Vice President of our Company. Mr. Garth joined our Company with over 20 years of professional experience, including approximately 19 years in varied management positions in the real estate industry. Prior to joining our Company, Mr. Garth was Senior Vice President and Production Manager at GMAC Commercial Mortgage Corporation ("GMAC"), a commercial real estate financial services firm. Mr. Garth joined GMAC in 1997 as Vice President and Senior Underwriter and managed a 20-person team that originated, underwrote, and closed $3 billion in loans in two years. He was promoted to Senior Vice President in 1999 and was responsible for originating or co-originating and closing over $3 billion in 150 transactions. Prior to his tenure with GMAC, Mr. Garth spent nearly 12 years in various positions with The Prudential Insurance Company of America, including Vice President of the company's Assets, Structured Finance, and Realty Groups. Mr. Garth graduated from Tulane University with a Bachelor of Science degree in Civil Engineering and subsequently received a Master of Science degree in Civil Engineering. Mr. Garth also received his Masters in Business Administration from The Wharton School at The University of Pennsylvania.


     DENISE L. KILEY is a Senior Vice President of our Company and a Vice President of our Advisor. Ms. Kiley is a Managing Trustee and the Chief Credit Officer of CharterMac, the Chief Operating Officer of RCC and a member of the board of directors of CharterMac Mortgage Capital. Ms. Kiley is the Director of the Asset Management and Underwriting Divisions, where she is responsible for overseeing the due diligence and asset management of all multifamily residential properties invested in by CharterMac, our Company and RCC. Prior to joining RCC in 1990, Ms. Kiley was a First Vice President with Resources Funding Corporation, where she was responsible for acquiring, financing, and asset managing multifamily residential properties. From 1981-1985 she was an auditor with Price Waterhouse. Ms. Kiley is a Member of the Advisory Committee for the Joint Center for Housing at Harvard University; she is on the Multifamily Leadership Board for the National Association of Home Builders; and she is a member of the National Housing & Rehabilitation Association. Ms. Kiley received a Bachelor of Science degree in accounting from The Carroll School of Management at Boston College. As noted above, Ms. Kiley is retiring from the Company.

     MARC D. SCHNITZER is a Senior Vice President of our Company and a Vice President of our Advisor. Mr. Schnitzer is a Managing Trustee and President of CharterMac, the Chief Executive Officer of RCC and a member of the board of directors of CharterMac Mortgage Capital. Mr. Schnitzer directs RCC's Tax Credit Group, which has invested in excess of $4.5 billion in affordable housing tax credit properties since 1987. Mr. Schnitzer is also responsible for structuring and marketing RCC's institutional tax credit offerings. Mr. Schnitzer is a member of the executive committee of the board of directors of the National Multi Housing Council and a Vice President and member of the Executive Committee of the Affordable Housing Tax Credit Coalition. He is a frequent speaker at industry conferences sponsored by the National Council of State Housing Agencies and the National Housing and Rehabilitation Association. Mr. Schnitzer joined RCC in 1988 after receiving a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987. From 1983-1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation, an international investment bank. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University in 1983.

Other Officers of Our Company

     Other officers of our Company are as follows:

     JOHN J. SOREL, 44, is an Executive Vice President of CharterMac and the Chief Credit Officer of CharterMac Mortgage Capital. Mr. Sorel directs the portfolio risk management group overseeing a portfolio of construction and forward commitment assets for CharterMac and CharterMac Mortgage Capital valued at over $2.5 billion. As Chief Credit Officer for CharterMac Mortgage Capital, Mr. Sorel is responsible for creating and overseeing overall credit policy and risk management for all market rate investments and serves on several investment committees within CharterMac and CharterMac Mortgage Capital. In 2004, Mr. Sorel directed the consolidation of the CharterMac servicing and risk management groups with that of its mortgage banking unit, resulting in a combined servicing platform in excess of 1,100 loans valued at $5.9 billion. Mr. Sorel joined CharterMac in 1999 as a Vice President, initially to focus on the construction lending and risk management of its bond portfolio and was promoted in 2001 to Senior Vice President and Director of Portfolio Management. Prior to joining CharterMac, Mr. Sorel was a commercial banker for 13 years. As a Vice President in the commercial real estate division of BankBoston he originated a variety of construction loans for affordable and market rate property as well as various corporate lending relationships with the affordable housing business. Mr. Sorel holds a Bachelors Degree in Economics from Syracuse University.

     ROBERT LEVY, 39, is a Senior Vice President of Capital Markets of our Company and is a Senior Vice President of capital markets for RCC. Mr. Levy joined RCC in November of 2001. From 1998 through 2001, Mr. Levy was a Vice President in the Real Estate Equity Research and Investment Banking Departments at Robertson Stephens, an investment banking firm in San Francisco. Prior to 1998, Mr. Levy was employed by Prudential Securities in the Real Estate Equity Research Group and at the Prudential Realty Group, the real estate investment arm of the Prudential Insurance Company. He received his Bachelor of Arts from Northwestern University and a Masters in Business Administration from New York University.


     JOHN J. KELLY, 40, is the Chief Accounting Officer of our Company and a Senior Vice President of RCC. Prior to joining RCC in 2004, Mr. Kelly was employed by Vertis Holdings, Inc. and Chancery Lane Capital from 1997 to 2002. Mr. Kelly held prior positions with Pfizer, Inc., Melville Corporation and KPMG. Mr. Kelly holds a Bachelors of Business Administration degree in Accounting from Old Dominion University and is a Certified Public Accountant in New York.


Committees of the Board of Trustees

     Our board of trustees has standing audit, compensation and nominating and governance committees. The functions of each committee are detailed in the respective committee charters, which are available on our website at http://www.americanmortgageco.com in the "Investor Relations" section. Please note that the information on our website is not incorporated by reference in this Proxy Statement.

     Audit Committee

     The audit committee's duties include the periodic review of our financial statements and meetings with our independent auditors. The audit committee must have three members and be comprised solely of independent trustees. The audit committee held five meetings during the year ended December 31, 2004 and is currently comprised of Messrs. Mannes, Perla and Rosan, each of whom the board of trustees has determined is independent within the meaning of Securities and Exchange Commission ("SEC") regulations and the listing standards of the American Stock Exchange. In addition, our board of trustees has determined that Mr. Perla is qualified as an audit committee financial expert within the meaning of SEC regulations and the listing standards of the American Stock Exchange. On March 9, 2005, our board of trustees approved minor changes to our audit committee charter, which included the delegation to the audit committee of the responsibility of overseeing compliance with our Company's Code of Conduct. Our amended audit committee charter, which is posted on our website at http://www.americanmortgageco.com in the "Investor Relations" section, is also attached to this proxy statement as Appendix C.

     Compensation Committee

     The compensation committee's duties include the determination of compensation, if any, of our executive officers and of our Advisor and the administration of our Incentive Share Option Plan (our "Share Option Plan"). The compensation committee must have at least two members and be comprised solely of independent trustees. The compensation committee held two meetings during the year ended December 31, 2004 and is currently comprised of Messrs. Mannes and Rosan, each of whom the board of trustees has determined is independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange.

     Nominating and Governance Committee

     Duties/Composition. The nominating and governance committee's duties include recommending to the Board, for its approval, the trustee nominees for election at any annual or special meeting of our shareholders and overseeing our compliance with legal and regulatory requirements pertaining to corporate governance, including the corporate governance listing requirements of the American Stock Exchange. The nominating and governance committee must have at least two members and be comprised solely of independent trustees. The nominating and governance committee held two meetings during the year ended December 31, 2004. The nominating and governance committee is currently comprised of Messrs. Mannes and Perla, each of whom the board of trustees has determined is independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange. Mr. Mannes is the chairman of the nominating and governance committee.

     Criteria for Nomination. The following requirements, which are currently set forth in our declaration of trust (but will be moved to our bylaws if Proposal #2b is approved), help our nominating and governance committee identify trustee nominees:

     o   a majority of trustees must at all times be independent trustees;

     o a trustee must be an individual at least 21 years of age who is not under legal disability;

     o a trustee must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage mortgage investments; and

     o at least one independent trustee must have at least three years of relevant real estate experience.

     Shareholder Nominations. Any shareholder entitled to vote at the annual meeting may submit a nomination for a trustee. However, any shareholder entitled to vote at the annual meeting generally may nominate one or more persons for election as trustees at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of trustees, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated by the board of trustees; and (e) the consent of each nominee to serve as a Trustee of the Trust, if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Communication with Trustees

     You may communicate directly with the board of trustees of our Company by sending correspondence to our Company's Secretary at: Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022. The sender should indicate in the address whether it is intended for the entire board, the independent trustees as a group, or to an individual trustee. Each communication intended for the board or independent trustees received by the Secretary will be promptly forwarded to the intended recipients in accordance with the sender's instructions.

Other Corporate Governance Initiatives

     We have adopted a Code of Business Conduct and Ethics that applies to our trustees and executive officers, including our Chief Financial Officer, as well as all employees of our Advisor.

     We regularly monitor developments in the area of corporate governance and continue to enhance our corporate governance structure based upon a review of new developments and recommended best practices. Our corporate governance materials, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Whistle Blower Policy (which is incorporated in our Code of Business Conduct and Ethics) and standing committee charters may be found on our website at http://www.americanmortgageco.com in the "Investor Relations" section. Copies of these materials are also available to shareholders upon written request to our Secretary at: Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

Our Advisor

     The officers of our Advisor provide services to our Company. All of the voting shares of our Advisor are indirectly owned by CharterMac.

     The directors and officers of our Advisor are set forth below.

Related AMI Associates, Inc.


                                                                                                      Year First Became
Name                      Age                              Offices Held                                Officer/Director
----------------------------------------------------------------------------------------------------------------------------
Stuart J. Boesky           48   Director/President/Senior Vice President                                     1991
Alan P. Hirmes             50   Director/Chief Financial Officer/ Senior Vice President                      1991
Denise L. Kiley            45   Vice President                                                               1999
Marc D. Schnitzer          44   Vice President                                                               2000

     Biographical information with respect to Ms. Kiley and Mr. Schnitzer is set forth under "Trustees and Executive Officers." Biographical information with respect to Messrs. Hirmes and Boesky is set forth under "PROPOSALS BEFORE THE MEETING -- Proposal #1: Election of Trustees" above.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and trustees, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

     During the fiscal year ended December 31, 2004, all of our trustees, executive officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

Trustees and Management

     We currently have five executive officers (one of whom, Ms. Kiley, has announced her retirement) and five trustees (three of whom are independent trustees). We do not pay or accrue any fees, salaries or other forms of compensation to our officers other than options which may be received under our Share Option Plan. Independent trustees receive compensation for serving as independent trustees at the rate of $20,000 per year payable one-half in cash and one-half in common shares (or all in common shares at the trustee's discretion) in addition to an expense reimbursement for attending meetings of our board of trustees. The chairman of the audit committee receives an additional $5,000 in cash for serving on the audit committee.

     Our Advisor, at its expense, provides all personnel necessary to conduct our regular business. Our Advisor receives various fees and reimbursements for advisory and other services performed under our Advisory Agreement, as further described in the "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Advisory Agreement" section of this Proxy Statement. An affiliate of our Advisor pays all salaries, bonuses and other compensation (other than options which may be received under our Share Option Plan) to the officers of our Advisor (including such officers who also serve as officers of our Company). Certain officers of our Advisor and certain officers of our Company receive compensation from our Advisor and its affiliates for services performed for various affiliated entities, which may include services performed for us. Such compensation may be based in part on our performance; however, our Advisor believes that any such compensation attributable to services performed for us is immaterial.

Share Option Plan

     We have adopted a Share Option Plan, the purpose of which is (i) to attract and retain qualified persons as trustees and officers and (ii) to incentivize and more closely align the financial interests of our Advisor and its employees and officers with the interests of the holders of our common shares by providing our Advisor with a substantial financial interest in our success. The compensation committee, which is comprised of Messrs. Mannes and Rosan, administers our Share Option Plan. Pursuant to our Share Option Plan, if our distributions per common share in the immediately preceding calendar year exceed $1.45 per common share, the compensation committee has the authority to issue options to purchase, in the aggregate, that number of common shares which is equal to 10% of the aggregate number of common shares outstanding as of December 31 of the immediately preceding calendar year (subject to any limitations imposed by the national securities exchange or national quotation system upon which the Company is listed). This is the "life maximum" for our Share Option Plan.

     All options granted by the compensation committee will have an exercise price equal to or greater than the fair market value of the common shares on the date of the grant. The maximum option term is ten years from the date of grant. All common share options granted pursuant to our Share Option Plan may vest immediately upon issuance or in accordance with the determination of the compensation committee. No options were granted for the years ended December 31, 1999, December 31, 2000, and December 31, 2001. In 2002, we distributed $1.51 per common share. Therefore, the compensation committee was authorized to issue options for the year ended December 31, 2002. On April 11, 2003, the compensation committee granted 190,000 options to 25 employees of RCC and to our Advisor. In 2003, we distributed $1.60 per common share, however, there were not any options issued. For the year ended December 31, 2004, we distributed $1.60 per common share and therefore, the compensation committee is authorized to issue options for the year ended December 31, 2004. On March 23, 2005, we granted 65,052 options for common shares to Mr. Garth pursuant to our Share Option Plan. The options have an effective date of January 3, 2005. All share options will vest over a three year period, with one third vesting on the first anniversary of the effective date.

Report of the Compensation Committee

     The compensation committee of our board of trustees is comprised of two independent trustees (Messrs. Mannes and Rosan). The role of the compensation committee is to administer the policies governing our Share Option Plan. Because we do not pay salaries and bonuses to our officers or our Advisor, the compensation committee does not determine executives' salary levels. Subject to the restrictions contained in our Share Option Plan, option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The compensation committee also evaluates the performance of management when determining the number of options to be issued.

     Our grants of share options are structured to link the compensation of our officers and the officers and employees of our Advisor with our performance. Through the establishment of our Share Option Plan, we have aligned the financial interests of our executives (and the executives and employees of our Advisor) with the results of our performance, which is intended to enhance shareholder value. The compensation committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See "Share Option Plan" above). The amount of options which may be granted will be set at levels that the compensation committee believes to be consistent with others in our industry, with such compensation contingent upon our level of annual and long-term performance.

     Section 162(m) was added to the Internal Revenue Code (the "Code") as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the chief executive officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is our goal to have compensation paid to our executive officers qualify as performance-based compensation deductible for federal income tax purposes under
Section 162(m). Given the fact that we are currently externally managed by our Advisor and the only compensation that currently may be paid to our executive officers are options pursuant to our Share Option Plan, it is unlikely that
Section 162(m) will present any concerns.

     During the fiscal year ended December 31, 2004, the compensation committee consisted of Messrs. Rosan and Mannes. No compensation committee member had any interlocking relationships requiring disclosure under applicable rules and regulations. No compensation committee member was employed by the Company as an officer or employee during 2004. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of trustees or the compensation committee.



                                               COMPENSATION COMMITTEE

                                               Richard M Rosan -- Chairman
                                               Scott M. Mannes

Stock Performance Graph

     The following stock performance graph compares our performance to the S&P 500 and the NAREIT Mortgage REIT Index. The graph assumes a $100 investment on December 31, 1999. All stock price performance figures include the reinvestment of dividends.

                                [GRAPHIC OMITTED]


Cumulative Total Return

                                           12/99        12/00         12/01         12/02          12/03         12/04
                                       ------------------------------------------------------------------------------------
AMAC                                         $100.00      $ 89.44       $163.94        $158.76       $183.66       $193.80
S & P 500                                     100.00        90.89         80.09          62.39         80.29         89.02
NAREIT MORTGAGE                               100.00       115.96        205.64         269.55        424.24        502.44

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 1, 2005, no one was known by us to be the beneficial owner of more than five percent of the outstanding common shares of our Company.

     As of April 1, 2005, trustees and executive officers of our Company and directors and executive officers of our Advisor own, directly or beneficially, common shares as follows :



                                                                                    Amount and Nature of       Percent of
Name                                           Title                                Beneficial Ownership          Class
----------------------------------------------------------------------------------------------------------------------------
                      Chairman, President and Chief Executive Officer of our
Stuart J. Boesky      Company and Director and President of our Advisor                115,971 Common Shares(1)   1.39%
----------------------------------------------------------------------------------------------------------------------------

                      Trustee and Chief Financial Officer of our Company,
Alan P. Hirmes        Director and Senior Vice President of our Advisor                106,471 Common Shares(1)   1.28%
----------------------------------------------------------------------------------------------------------------------------

Stanley R. Perla      Trustee of our Company                                              1,311 Common Shares       *
----------------------------------------------------------------------------------------------------------------------------

Richard M. Rosan      Trustee of our Company                                                656 Common Shares       *
----------------------------------------------------------------------------------------------------------------------------

Scott M. Mannes       Trustee of our Company                                                656 Common Shares       *
----------------------------------------------------------------------------------------------------------------------------

                      Senior Vice President of our Company, Vice President of
Denise L. Kiley(2)    our Advisor                                                       94,471 Common Shares(1)   1.13%
----------------------------------------------------------------------------------------------------------------------------

                      Senior Vice President of our Company and Vice President
Marc D. Schnitzer     of our Advisor                                                    94,471 Common Shares(1)   1.13%
----------------------------------------------------------------------------------------------------------------------------

                      Chief Operating Officer and Senior Vice President of
John A. Garth         our Company                                                         2,500 Common Shares       *
----------------------------------------------------------------------------------------------------------------------------
All Executive Officers and trustees and directors of our Company and our               140,433 Common Shares(1)   1.68%
Advisor as a group (8 persons)

----------

1 92,858 of these common shares are owned by RelCap Holdings, LLC, of which Messrs. Hirmes, Boesky and Schnitzer and Ms. Kiley are equity owners.

2    On March 23, 2005, we announced Ms. Kiley's intention to retire in 2005.

* Less than 1% of the common shares outstanding.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have and will continue to have certain relationships with our Advisor and its affiliates. However, there have been no direct financial transactions between us and our trustees and officers or the directors and officers of our Advisor.

Advisory Agreement

     Our Company and our Advisor entered into an Advisory Agreement pursuant to which our Advisor is obligated to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment policies and objectives and consistent with investment programs our board of trustees may adopt from time to time in conformity with our declaration of trust.

     Although our board of trustees has continuing exclusive authority over our management, the conduct of our affairs, and the management and disposition of our assets, our board of trustees has delegated to our Advisor, subject to the supervision and review of our board of trustees and consistent with the provisions of our declaration of trust, the power and duty to: (i) obtain, furnish and/or supervise the services necessary to perform any ministerial functions in connection with the management of our day-to-day operations; (ii) seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment objectives and policies as adopted by our trustees from time to time; (iii) exercise absolute discretion, subject to our trustees' review, in decisions to originate, acquire, retain, sell or negotiate for the prepayment or restructuring of mortgages and our other investments; (iv) recommend investment opportunities consistent with our investment objectives and policies and negotiate on our behalf with respect to potential investments or the disposition thereof; (v) upon request, cause an affiliate to serve as the mortgagee of record for our mortgages if such affiliate is qualified to do so and in that capacity to hold escrows on behalf of mortgagors in connection with the servicing of mortgages, which it may deposit with various banks including banks with which it may be affiliated; (vi) obtain for us such other services as may be required in acquiring or disposing of investments, disbursing and collecting our funds, paying our debts and fulfilling our obligations, and handling, prosecuting and settling any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vii) obtain for us such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to our investment portfolio; (viii) evaluate, structure and negotiate potential prepayments or sales of mortgages and other investments and, if applicable, coordinate with government agencies and Fannie Mae and Freddie Mac in connection therewith; (ix) monitor annual participating interest payments, monitor operations and expenses of the developments, and verify computations of annual participating interest payments; (x) from time to time, or as requested by our board of trustees, make reports to us as to its performance of the foregoing services; and (xi) do all things necessary to assure its ability to render the services contemplated herein.

     Our Advisory Agreement is renewable annually by us, subject to an evaluation of the performance of our Advisor by our board of trustees. Our Advisory Agreement may be terminated (i) without cause by our Advisor or (ii) for cause by a majority of the independent trustees, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

     Pursuant to the terms of our Advisory Agreement, our Advisor is entitled to receive the fees and other compensation set forth below:

Fees/Compensation/Points*                           Amount
--------------------------------------------------------------------------------
Asset Management Fee             Equal to .625% on existing Original Mortgage
                                 Investments; .355% on new Original Mortgage
                                 Investments; .355% on investment grade
                                 Additional Mortgage Investments; .750% on non-investment grade Additional Mortgage
                                 Investments; and 1.000% on unrated Additional
                                 Mortgage Investments.**


Annual Incentive Fee             Subject to (1) a minimum annual Distributions
                                 being made to Shareholders from cash available for distribution of $1.45 per common share and
                                 (2) the Company achieving at least annual
                                 Adjusted Funds From Operations per share of
                                 $1.60 (net of the Annual Incentive Fee), the
                                 Advisor shall be entitled to receive incentive compensation for each fiscal year in an amount equal to the product of: (A) 25% of the dollar amount by which (1) Adjusted Funds From
                                 Operations of the Company (before the Annual
                                 Incentive Fee) per common share (based on the weighted average number of common shares outstanding exceed (2) an amount equal to the greater of: (a) (i) the weighted average of (x)
                                 $20 (the price per common share of
                                 the initial public offering) and (y) the prices per common share of any secondary offerings by the Company multiplied by (ii) the Ten-Year
                                 U.S. Treasury Rate plus 2% per annum; and (b)
                                 $1.45 multiplied by (B) the weighted average number of common shares outstanding during such year.

Origination Points               Our Advisor receives, with respect to each
                                 mortgage investment originated by us, a portion of the origination points paid by borrowers equal to up to 1% of the principal amount and we receive the portion of the origination points paid by borrowers in excess of 1% of the principal amount of such mortgage investment.

Fees/Compensation/Points*                           Amount
--------------------------------------------------------------------------------
Operating Expense                For direct expenses incurred by our Advisor.
Reimbursement

Incentive Share Options          Our Advisor may receive options to acquire
                                 additional common shares pursuant to our Share
                                 Option Plan only if our distributions in any year exceed $1.45 per common share and the compensation committee of our board of trustees determines to grant such options.

----------

* Our Advisor is also permitted to earn miscellaneous compensation, which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

** "Original Mortgage Investments" means investments authorized under our original investment policy, which include originated Mortgages, acquired Mortgages and additional loans (and within such terms are also included REMICS, CMOs, GNMA, FHA and FHLMC Pass-Through Certificates). "Additional Mortgage Investments" shall mean uninsured mortgage loans, construction loans, bridge loans, mezzanine loans, mortgage derivatives, and commercial mortgage-backed securities ("CMBS") subordinated interests (including subordinated interests in CMBS).

     Our Advisor may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to ours, or act as Advisor to any other person or entity having investment policies whether similar or dissimilar to ours. Before our Advisor, the officers and directors of our Advisor and all persons controlled by our Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to us if (i) such opportunity is of a character which could be taken by us, (ii) such opportunity is compatible with our investment objectives and policies and (iii) we have the financial resources to take advantage of such opportunity.

     The declaration of trust and Advisory Agreement provide that we will indemnify our Advisor and its affiliates under certain circumstances.

     Our Advisor is entitled to subcontract its obligations under our Advisory Agreement to an affiliate. In accordance with the foregoing, our Advisor has assigned its rights and obligations to RCC.

     Pursuant to our Advisory Agreement, our Advisor is entitled to receive as compensation a number of shares equal to 1% of all common shares issued by us. No common shares were issued to our Advisor in 2004 in connection with any follow-on offerings.

Affiliated Transactions

     In June 2004, we entered into a revolving credit facility (the "Revolving Facility") with CharterMac. The Revolving Facility, which is unsecured, will provide up to $20.0 million in borrowings to be used to purchase new investments, and bears interest at 30-day LIBOR plus 300 basis points. The Revolving Facility is for a term of one year with a one-year optional extension and contains customary restrictions/covenants that are similar to our mortgage warehouse line of credit with Bank of America. In the opinion of our management, the terms of this facility are consistent with those of transactions with independent third parties. As of December 31, 2004, we had approximately $4.6 million in borrowings outstanding on the Revolving Facility at an interest rate of 5.42%.

                        ACCOUNTING AND AUDIT INFORMATION

Audit Committee Report

        The audit committee of our board of trustees has issued the following report for the fiscal year ended December 31, 2004:

o The audit committee assists the board in fulfilling its oversight responsibilities with respect to the integrity of the Company's financial statements;

o The audit committee met periodically with the independent auditors, with and without management present, to discuss the results of their examinations of the financial statements and internal controls;

o The audit committee has reviewed and discussed with our management our fiscal 2004 audited financial statements;

o The audit committee also reviewed management's report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2004;

o The audit committee has discussed with Deloitte & Touche LLP (our independent auditors) the matters required to be discussed by Statements on Auditing Standards No. 61 as amended by Statements on Auditing Standards No. 90; and

o The audit committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (which related to the auditors' independence from our Company and its related entities) and has discussed with the auditors their independence from us.


        Based on the review and discussions referred to above, the audit committee recommended to our board of trustees that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.


        Submitted by the audit committee of our board of trustees:

                                                 Stanley R. Perla - Chairman
                                                 Scott M. Mannes
                                                 Richard M. Rosan

Independent Auditors

     Deloitte & Touche LLP have been and are presently our independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and to be available to respond to appropriate questions from holders of our common shares. In addition, such representatives will have the opportunity to make a statement if they desire to do so.

     The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for the audit of our financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, and fees for other services rendered by Deloitte & Touche during those periods.

                                           2004                   2003
                                 -----------------------------------------------
Audit Fees (a)                                  $248,922               $196,500
Audit-Related Fees (b)                                --                     --
Tax Fees (c)                                      49,500                 42,000
All Other Fees (d)                                    --                     --
Total                                           $298,422               $238,500

----------

(a) Fees for audit services billed in 2004 and 2003 consisted of the audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements, comfort letters, consents and other services related to SEC matters. 2004 includes an allocation from CharterMac for the review of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(b) No audit-related services were rendered by Deloitte & Touche in 2004 or 2003.

(c) Fees for tax services billed in 2004 and 2003 consisted of tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of Federal, state and local income tax return assistance and REIT compliance testing.

(d)  No other services were rendered by Deloitte & Touche during 2004 or 2003.

     All audit-related services, tax services and other services were pre-approved by the audit committee, which concluded that the provision of those services by Deloitte & Touche was compatible with the maintenance of Deloitte & Touche's independence in the conduct of its auditing functions.

Policy on Pre-Approval of Independent Auditor Services

     The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by our Company's independent auditors.

     On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the audit committee is requested. The audit committee reviews these requests and advises management if the audit committee approves the engagement of the independent auditors. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals are reported to the audit committee at its next regularly scheduled meeting.

                            EXPENSES OF SOLICITATION

     We will bear the costs of the solicitation of proxies in connection with the annual meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to the solicitation of proxies by mail, proxies may be solicited by trustees of our Company, for no additional compensation, by telephone, telegram, personal interviews or otherwise. Arrangements have also been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of common shares held of record by these persons or firms with their nominees, and in connection therewith, these firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding these materials.

     Additionally, we have retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies. We anticipate that the cost of this proxy solicitation firm in the aggregate will not exceed $55,000, plus expenses. The telephone number of The Altman Group is (201) 806-7300. Other than as set forth above, neither we nor any other person acting on our behalf has retained any other person to make solicitations or recommendations to shareholders with respect to the approval of the acquisition transaction or any other proposal submitted to the shareholders for consideration at the annual meeting.

                                VOTING PROCEDURES

General

     EquiServe Trust Company, N.A. (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the annual meeting. Abstentions and "broker non-votes" (nominees holding common shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the annual meeting. However, abstentions and broker non-votes will have no effect on the vote for Proposals #1 and #3 because the vote required is a plurality and majority, respectively, of the votes actually cast (assuming the presence of a quorum). Abstentions and broker non-votes will be counted as votes against Proposal #2.

Voting

     You may vote by completing, signing and mailing the enclosed proxy card in the enclosed return envelope. In the alternative, you may also submit a proxy on the Internet by following the instructions on the enclosed proxy card. To submit a proxy on the Internet, log on to the Internet and go to http://www.eproxyvote.com/amc, enter your authentication number which can be found in the grey shaded box on the proxy card, and follow the directions outlined on the secure website. Even if you plan to attend the annual meeting in person, we urge you to return your proxy card to assure the representation of your shares at the annual meeting.

Record Date

     Only holders of our common shares of record at the close of business on April 1, 2005 are entitled to receive notice of, and to vote at, the annual meeting, or any postponements or adjournments thereof. As of that date, there were approximately 8,335,639 common shares issued and outstanding. Each common share entitles the record holder thereof to one vote, exercisable in person or by properly executed proxy, on all matters which properly come before the annual meeting (or any postponement or adjournment thereof).

Quorum; Adjournments

     For purposes of the annual meeting, the presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the annual meeting will constitute a quorum. If a quorum is not obtained or, as to any one or more of the proposals, if fewer common shares are voted in favor of the proposal than the number of shares required for approval, the annual meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the annual meeting, except for any proxies which have theretofore effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same day for any other matter at a previous meeting.

Vote Required


     The affirmative vote of the holders of a majority of the issued and outstanding common shares entitled to vote at the annual meeting at which a quorum is present is required to approve each of the amendments to our declaration of trust, other than Proposal #2d, which requires approval of 80% of our common shares outstanding. The affirmative vote of a plurality of the votes actually cast by the holders of our common shares either in person or by proxy at the annual meeting is required for the election of each of the Trustee nominees. The affirmative vote of the holders of a majority of the common shares voting either in person or by proxy at the annual meeting is required to approve, if necessary, the extension of the solicitation period and the adjournment of the annual meeting.


                              SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 2006 Annual Meeting of Shareholders must be received by us at our principal executive office not later than January 6, 2006, for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the SEC. No business other than that stated in the proxy statement and form of proxy shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

                           ANNUAL REPORT ON FORM 10-K

     Upon written request by any shareholder entitled to vote at the meeting, we will furnish that person without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is filed with the SEC, including the financial statements and schedules thereto. Requests should be addressed to Brenda Abuaf at American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

                                 OTHER BUSINESS

     Our board of trustees does not know of any other matters to be brought before the annual meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the annual meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

     It is important that your common shares be represented at the annual meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy card or submit a proxy on the Internet at http://www.eproxyvote.com/amc. Your failure to do so will increase the costs of operating our Company and decrease the return on your investment.

                                 By Order of the Board of Trustees

                                 /s/ Stuart J. Boesky

                                 Stuart J. Boesky
                                 Chairman, President and Chief Executive Officer


April 30, 2005

                                   [AMAC Logo]


Dear Shareholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the operation of AMAC that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

You can vote your shares by Internet. Follow the instructions on the reverse side of the proxy card if you wish to do so.

If you choose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

American Mortgage Acceptance Company

--------------------------------------------------------------------------------
                                      Proxy

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF TRUSTEES
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Stuart J. Boesky and Alan P. Hirmes, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all common shares of American Mortgage Acceptance Company ("AMAC") held of record by the undersigned on April 1, 2005, at the Annual Meeting of Shareholders to be held on June 8, 2005, and any adjournments thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                Your vote is important. Please vote immediately.

                                Vote-by-Internet

                        Log on to the Internet and go to
                          http://www.eproxyvote.com/amc


If you vote over the Internet, please do not mail your card.
--------------------------------------------------------------------------------

                                   DETACH HERE

[X] Please mark votes as in this example.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS


1. Election of Trustees.                2d. The reduction in the vote
                                        required to approve a conversion
                                        transaction or a roll-up from 80% to a
    Nominees: Stuart J. Boesky,         majority vote:
    Alan P. Hirmes, Scott M. Mannes,
    Stanley Perla, and  Richard M.           FOR       AGAINST    ABSTAIN
    Rosan                                   [  ]       [   ]      [     ]

        FOR ALL   WITHHOLD ALL
         [  ]     [  ]

    [  ]________________________________
        FOR ALL nominees EXCEPT as noted above

2. The approval of an amendment and     3. In their discretion, the proxies are
   restatement of our Company's Second authorized to vote upon any other that Amended and Restated Declaration of may properly come before the meeting. Trust business which reflects the following significant amendments:

   2a. The transfer of provisions with  MARK BOX AR RIGHT FOR ADDRESS CHANGE AND
   respect to our investment policy     NOTE AT LEFT [ ]
   from our declaration of trust to our
   bylaws:

    FOR       AGAINST    ABSTAIN
    [  ]      [   ]      [  ]


   2b. The transfer of provisions with Please sign exactly as name appears respect to our debt policy from our hereon. Joint owners should each sign. declaration of trust to our bylaws: Executors, administrators, trustees and guardians or other fiduciaries should
    FOR       AGAINST    ABSTAIN        give full title as such.  If signing for
    [  ]      [  ]       [   ]          a corporation, please sign in full
                                        corporate name by a duly authorized
                                        officer.

   2c. The transfer of provisions with
   respect to our operating procedures
   from our declaration of trust to our
   bylaws:

    FOR       AGAINST    ABSTAIN
    [  ]      [   ]      [  ]







Signature:____________________ Date:____  Signature:________________ Date:______